EXHIBIT 10.6

ENERGY PARTNERS, LTD.

2009 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This AGREEMENT (the “Agreement”) is made as of [Date of Grant] (the “Date of Grant”) by and between Energy Partners, Ltd., a Delaware corporation (the “Corporation”), and [Grantee Name] (the “Grantee”). Capitalized terms used herein but not defined will have the meanings assigned to those terms in the Plan.

1. Grant of Restricted Stock. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Energy Partners Ltd. 2009 Long Term Incentive Plan (the “Plan”), the Corporation hereby grants to the Grantee as of the Date of Grant [Number of Shares] shares of Restricted Stock. The Restricted Stock will be fully paid and nonassessable and will be represented by a certificate registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

2. Restrictions on Transfer of Restricted Stock. Except as otherwise determined by the Committee, the shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Corporation; provided, however, that the Grantee’s interest in the Restricted Stock may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Stock.

3. Vesting of Restricted Stock.

(a) Unless the Grantee’s employment with the Corporation is terminated for a Cause or upon the Grantee’s resignation for Good Reason, the Restricted Stock will become nonforfeitable in accordance with the following schedule:

(i)     % of the shares will be nonforfeitable on or after the one-year anniversary of the Date of Grant,

(ii)     % of the shares will be nonforfeitable on or after the two-year anniversary of the Date of Grant;

(iii)     % of the shares will be nonforfeitable on or after the three-year anniversary of the Date of Grant, and

(iv)     % of the share will be nonforfeitable on or after the four-year anniversary of the Date of Grant;

subject to the Grantee remaining continuously employed by the Corporation or a Subsidiary up to and through each such vesting date.

For purposes of this Agreement, “Cause” and “Good Reason” are as defined in the employment agreement between the Grantee and the Corporation or a Subsidiary (the “Employment Agreement”) or, if no Employment Agreement was entered into, “Cause” means (a) the Grantee’s indictment or conviction of (or plea of guilty or nolo contendre to) an offense of fraud or moral turpitude or any other offense that adversely affects the Corporation’s prospects or reputation or the Grantee’s ability to perform his or her obligations or duties, (b) the Grantee’s intentional and continuing failure to substantially perform his or her duties (other than due to incapacity caused by physical or mental illness), (c) the Grantee’s willful or repeated misconduct, incompetence or gross negligence in the performance of his or her duties, or any act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Corporation or any of its affiliates, (d) the Grantee’s breach of any reasonable written policy established by the Corporation, which breach, if curable, is not cured within 15 days after written notice thereof is delivered to the Grantee, (e) the Grantee’s commission of intentional wrongful damage to the property of the Corporation or a Subsidiary or the intentional wrongful disclosure of secret processes or confidential information of the Corporation or a Subsidiary, (f) the Grantee’s engaging in illegal drug use or alcohol abuse on company premises or while carrying out company business, or (g) the Grantee’s engaging in conduct exposing the Corporation to actual or potential liability for unlawful discrimination toward a customer, employee, contractor or potential employee, and “Good Reason” means (x) a substantial and adverse diminution in the Grantee’s duties or reporting responsibilities, (y) the failure of the Corporation to pay or cause to be paid the Grantee’s salary or other amounts due, which failure to pay is not cured within 20 days after written notice of such failure to pay is delivered to the Corporation by the Grantee, or (z) a relocation of the Grantee’s principal place of employment by more than 75 miles from the Corporation’s current location (except for reasonable amounts of required travel by the Grantee on the Corporation’s business), if the Corporation does not reimburse the Grantee’s reasonable and actual relocation expenses.

(b) Notwithstanding the provisions of Section 3(a), all of the shares of Restricted Stock will immediately become nonforfeitable in the event of (i) Grantee’s resignation for Good Reason, (ii) a Change of Control while the Grantee is employed by the Corporation or (iii) the Grantee’s death or Disability (as defined in the Employment Agreement or, if none, as determined solely and exclusively by the Committee) while in the employ of the Corporation. For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events:

(x) the Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, the holders of the then-outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) of the Corporation immediately prior to such merger, consolidation or reorganization hold or beneficially own less than 51% of the combined voting power of the Voting Stock of the surviving corporation or other legal person (or the ultimate parent entity of such surviving corporation or other legal person to the extent such surviving corporation or other legal person is a wholly owned subsidiary, directly or indirectly, of such parent entity) immediately following such merger, consolidation or reorganization;

(y) the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer,

the holders of the Voting Stock of the Corporation immediately prior to such sale or transfer hold or beneficially own less than 51% of the combined voting power of the Voting Stock of the purchasing or transferee corporation or other legal person (or the ultimate parent entity of such purchasing or transferee corporation or other legal person to the extent such purchasing or transferee corporation or other legal person is a wholly owned subsidiary, directly or indirectly, of such parent entity) as a result of such sale or transfer; or

(z) the controlling stockholders of the Corporation sell or otherwise transfer, directly or indirectly, 51% or more of the Voting Stock of the Corporation to any person (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who becomes the beneficial owner (as that term is defined under Rule 13d-3 (or any successor rule or regulation promulgated under the Exchange Act)) of such Voting Stock.

4. Forfeiture of Restricted Stock. Subject to Section 3(b), and except as the Board may determine on a case-by-case basis, any shares of Restricted Stock that have not theretofore become nonforfeitable will be forfeited if the Grantee ceases to be continuously employed by the Corporation or a Subsidiary. In the event of a termination of the Grantee’s employment for Cause, all shares of Restricted Stock on which the restrictions described in Section 2 have not lapsed will be forfeited. In the event of a forfeiture, the certificate(s) representing the shares of Restricted Stock will be cancelled.

5. Corporation’s Repurchase Right.

(a) Subject to the terms of this Section 5, upon the occurrence of any Repurchase Event, the Corporation will have the right to repurchase all or any shares of Common Stock issued as Restricted Stock (the “Shares”). The repurchase right may be exercised by the Corporation at any time following the date of a Repurchase Event by giving the holder of the Shares written notice of the Corporation’s intention to exercise such right[; provided, however, that the Corporation may not exercise such repurchase right until the holder has held the Shares for at least 183 days]. The purchase price per share will be the Market Value Per Share on the date of such notice; provided, however, that if the Grantee’s employment with the Corporation is terminated for Cause, the purchase price per share will be the lesser of the Market Value Per Share on the date of such notice or the purchase price per share paid by the Grantee.

(b) Within 30 days following the date of delivery by the Corporation of a written notice of its election to exercise its repurchase right pursuant to this Section 5, the Corporation will pay to the Grantee or other holder of the Shares the full amount of the purchase price in cash, and the Grantee or holder will deliver to the Corporation the stock certificate or certificates representing the Shares being purchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

(c) If any change in the Common Stock of the Corporation occurs as a result of any transaction or event described in Section 8 of the Plan, the restrictions contained in this Section 5 will apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his or her ownership of, Shares.

(d) If the Grantee or holder fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares purchased by the Corporation pursuant to this Section 5, the Corporation will have the right to deposit the purchase price for such Shares in a special account with any bank or trust company, giving notice of such deposit to the Grantee or holder, whereupon (i) such Shares will be deemed to have been purchased by the Corporation and (ii) the Corporation shall make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Grantee or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Corporation on demand and become general funds of the Corporation, and the Grantee or holder will thereafter look only to the Corporation for payment.

(e) The repurchase right of the Corporation set forth above will remain in effect until the closing of a Public Offering, and will be binding upon any transferee of Shares. The Corporation may place a legend on any certificate for Shares delivered to the Grantee reflecting the repurchase rights provided in the Plan.

6. Dividend, Voting and Other Rights. Except as otherwise provided herein, the Grantee will have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation will be subject to the same restrictions as the shares of Restricted Stock.

7. Retention of Stock Certificate(s) by the Corporation. The certificate(s) representing the Restricted Stock will be held in custody by the Corporation.

8. No Employment Contract. Nothing contained in this Agreement will confer upon the Grantee any right to become or remain in the service or employ of the Corporation or any Subsidiary, nor limit or affect in any manner the right of the Corporation or any Subsidiary to terminate the service or employment or adjust the compensation of the Grantee.

9. Taxes and Withholding. To the extent that the Corporation is required to withhold any federal, state, local or foreign taxes in connection with the issuance or vesting of any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement, and the amounts payable to the Corporation for such withholding are insufficient, it will be a condition to the issuance or vesting of the shares, as the case may be, that the Grantee pay such taxes or make provisions that are satisfactory to the Corporation for the payment thereof. In addition, if permitted by the Committee, the Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Corporation a portion of the nonforfeitable shares of Common Stock that are issued or transferred to the Grantee hereunder, and the shares so surrendered by the Grantee will be credited against any such withholding obligation at the Market Value Per Share on the date of such surrender.

10. Compliance with Law. The Corporation will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation will not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

11. Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

12. Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

13. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan will govern. The Committee, acting pursuant to the Plan, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

14. Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Delaware, but without giving effect to the principles of conflicts of law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

This Agreement is executed by the Corporation as of the day and year first above written.

ENERGY PARTNERS, LTD.

By:
Name:
Title:

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the shares of Restricted Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

[Name of Grantee]

Date:

[SIGNATURE PAGE TO [NAME OF GRANTEE] RESTRICTED STOCK AGREEMENT]